American Gas Association - Financial Conference May 20-22, 2018 8-K May 18, 2018

2 Forward Looking Statements Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s most recent Form 10-K and 10-Q along with other public filings with the SEC. Company Information NorthWestern Corporation Corporate Office Investor Relations Officer dba: NorthWestern Energy 3010 West 69th Street Travis Meyer Ticker: NWE Sioux Falls, SD 57108 605-978-2967 Trading on the NYSE (605) 978-2900 travis.meyer@northwestern.com www.northwesternenergy.com

3 About NorthWestern South Dakota Operations Electric 63,600 customers 3,560 miles – transmission & distribution lines 440 MW nameplate owned power generation Natural Gas 46,500 customers 1,681 miles of transmission and distribution pipeline Montana Operations Electric 369,100 customers 24,495 miles – transmission & distribution lines 809 MW nameplate owned power generation Natural Gas 196,700 customers 7,287 miles of transmission and distribution pipeline Nebraska Operations 17.75 Bcf of gas storage capacity Natural Gas Own 55.9 Bcf of proven natural gas reserves 42,400 customers 790 miles of distribution pipeline Data as of 12/31/2017

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NWE - An Investment for the Long Term


Black Eagle dam

Pure Electric & Gas Utility

- 100% regulated electric & natural gas utility business with over 100 years of operating history
- Solid economic indicators in service territory
- Diverse electric supply portfolio ~56% hydro & wind

Solid Utility Foundation

- Residential electric & gas rates below national average
- Solid system reliability (EEI 2nd quartile)
- Low leaks per 100 miles of pipe (AGA 1st quartile)
- Solid JD Power Overall Customer Satisfaction scores

Strong Earnings & Cash Flow

- Consistent track record of earnings & dividend growth
- Strong cash flows aided by net operating loss carry-forwards anticipated to be available into 2020
- Strong balance sheet & investment grade credit ratings

Attractive Future Growth Prospects

- Disciplined maintenance capital investment program to ensure safety and reliability
- Significant investment in renewable resources (hydro & wind) will provide long-term energy supply pricing stability for the benefit of customers for many years to come
- Further opportunity for energy supply investment to meet significant capacity shortfalls

Financial Goals & Metrics

- Debt to total capitalization ratio of 50%-55% with liquidity of $100 million or greater
- Targeted 6%-9% long-term total shareholder return (eps growth plus dividend yield)
- Targeted dividend payout ratio of 60%-70%

Best Practices Corporate Governance

NYSE Governance Services – Governance, Risk and Compliance – Leadership Awards 2015 – Winner

2015 Utility Customer Champion – Residential – Cogent Reports

Forbes 2013 – America's Most Trustworthy Companies

Corporate Governance Awards – 2014 – Corporate Secretary – Winner

corpedia – Ethics. Elevated.

5 A Diversified Electric and Gas Utility NorthWestern’s ‘80/20’ rules: Approximately 80% Electric, 80% Residential and 80% Montana Data as of 12/31/2017. Over $3.5 billion of rate base investment to serve our customers

6 Highly Carbon-Free Supply Portfolio Based upon 2017 MWH’s of owned and long-term contracted resources. Approximately 56% of our total company owned and contracted supply is carbon-free. NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted wind, and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.

7 Strong Utility Foundation . Solid and improving JD Power Overall Customer Satisfaction Scores . Residential electric and natural gas rates below national average . Solid electric system reliability and low gas leaks per mile

8 Solid Economic Indicators Source: NorthWestern customer growth - 2008-2016 Forms 10-K Unemployment Rate: US Department of Labor via SNL Database 2/21/17 Electric: EEI Statistical Yearbook (published December 2015, table 7.2) Natural Gas: EIA.gov (Data table "Number of Natural Gas Consumers") Source: Company 10K’s, 2015/2016 EEI Statistical Yearbook – Table 7.2 and EIA.gov Black Eagle Power House • Customer growth rates historically exceed National Averages. • Unemployment rates in all three of our states are below or in-line with the National Average.

9 A History of Growth $3.30-$3.50 $3.10 - $3.30 $2.60$3.20 - $2.75-$3.40 2008-2017 CAGR’s: GAAP EPS: 7.3% - Non-GAAP EPS: 6.8% - Dividend: 5.3% See appendix for “Non-GAAP Financial Measures”

10 Track Record of Delivering Results * Peer Group: ALE, BKH, EE, GXP, IDA, MGEE, NWN, OGE, OTTR, PNM, POR, SR, & VVC Return on Equity on GAAP Earnings within 9.5% - 11.0% band over the last 6 years with average of 9.9%. See appendix for “Non-GAAP Financial Measures” Total Shareholder Return is better than our 13 peer average for the 10 year period but lags in the 1, 3 & 5 year periods, due primarily to concerns over Montana regulatory decisions.

11 Investment for Our Customers’ Benefit Over the past 8 years we have been reintegrating our Montana energy supply portfolio and making additional investments across our entire service territory to enhance system safety, reliability and capacity. We have made these enhancements with minimal impact to customers’ bills while maintaining bills lower than the US average. As a result we have also been able to deliver solid earnings growth for our investors. 2008-2017 CAGRs Estimated Rate Base: 13.3% GAAP Diluted EPS: 7.3% 2008-2017 CAGRs NWE typical electric bill: 2.1% NWE typical natural gas bill: (6.1%) 2008-2016 CAGRs US average electric bill: 1.7%* US average natural gas bill: (4.0%)**

12 Balance Sheet Strength and Liquidity Investment grade credit ratings, generally liquidity in excess of $100 million target, and debt to cap within our targeted 50%-55% range. In early November 2017, we redeemed $250 million, 6.34% Montana First Mortgage Bonds (MFMB) due in 2019 with the issuance of $250 million of MFMB at a fixed rate of 4.03% maturing in 2047.

13 Strong Cash Flows While maintenance capex and total dividend payments have continued to grow since 2011 (12.9% and 13.0% CAGR respectively), Cash Flow from Operations (CFO) has, on average, exceeded maintenance capex and dividend payments by approximately $24 million per year. 2016 CFO is less than 2015 largely due to $30.8M refund to customers related to FERC/DGGS ruling and $7.2M refund to customers for difference in SD Electric interim & final rates. With the addition of production tax credits from the Beethoven Wind project and continued flow-through tax benefits, we anticipate our effective tax rate approaching 10% by 2022. Additionally, we expect NOLs to be available into 2020, and Alternative Minimum Tax credits (AMT) / Production Tax Credits (PTC) to be available into 2022 to reduce cash taxes. (See appendix for “Non-GAAP Financial Measures” relating to free cash flow and disclaimer on NOL’s)

14 Experienced Leadership & Solid Corp. Governance Board of Directors (left to right) Linda G. Sullivan – Independent Director since April 27, 2017 – Audit Committee (Chair) Dana J. Dykhouse – Independent Director since January 30, 2009 – Human Resources (Chair) and Audit Committees Britt E. Ide – Independent Director since April 27, 2017 – Governance & Innovation Committee Jan R. Horsfall – Independent Director since April 23, 2015 – Audit and Governance & Innovation Committees Anthony T. Clark – Independent Director since December 6, 2016 – Governance & Innovation Committee Robert C. Rowe - CEO & President – Director since August 13, 2008 Dr. E. Linn Draper Jr. –Retired (April 2018) Chairman of the Board Julia L. Johnson – Independent Director since November 1, 2004 – Governance & Innovation (Chair) and Human Resources Committees Stephan P. Adik – Chairman of the Board - Independent Director since November 1, 2004 Executive Management Team (left to right) Crystal D. Lail – VP & Controller – current position since 2015 Curtis T. Pohl – VP Distribution – current position since 2003 Bobbi L. Schroeppel – VP Customer Care, Communications & Human Resources – current position since 2002 Brian B. Bird – VP & CFO – current position since 2003 Heather H. Grahame – VP Regulatory & General Counsel – current position since 2010 Robert C. Rowe - President & CEO – current position since 2008 John D. Hines – VP Supply – current position since 2011 Michael R. Cashell – VP Transmission – current position since 2011

15 Recent Significant Achievements Strong year for safety at NorthWestern • Continue to be a top performer among Edison Electric Institute member companies. Record best customer satisfaction scores with JD Power & Associates • Once again received our best JD Powers overall satisfaction survey score in 2017. Corporate Governance Finalist • In 2017 NorthWestern’s proxy statement was again recognized as a finalist for “Best Proxy Statement (Small to Mid Cap)” by Corporate Secretary Magazine. We won the award in 2014. Board Diversity Recognition • Recognized for gender diversity on its board of directors by 2020 Women on Boards. Three of the company’s eight independent directors are female. Second Annual Environmental Report • Published in December 2017, this report highlights our commitment to the stewardship of natural resources and our sustainable business practices. Acquiring Two Dot Wind Farm Echo Lake Nordic Trail • March 2018 reached agreement with NJR Clean Energy Ventures for 9.7 MW wind project, near Geyser, Montana, for $18.5 million, pending FERC approval.

16 Looking Forward Regulatory • Regulatory treatment of tax reform - determine best way Black Eagle Power House to provide long-term benefit to customers and system while keeping investors ‘whole’. • Working toward successful implementation of new Power Cost and Credit Adjustment Mechanism • Anticipate filing an electric rate case by September 2018 (based on a 2017 test year). Continue to Invest in our T&D infrastructure • Transition from DSIP/TSIP to overall infrastructure capital investment plan Much of our focus in 2018 will be on the electric • Natural gas pipeline investment (Integrity Verification rate case in Montana and controlling our costs to Process and PHMSA1 Requirements) benefit all stakeholders while continuing to invest • Grid modernization, advanced distribution management in our core business to provide safe and reliable energy for our all of our customers. system and advanced metering infrastructure investment Update Electricity Resource Procurement Plans in Montana & South Dakota • Montana: Least cost / lowest risk approach to address intermittent capacity and reserve margin needs • South Dakota: Generation fleet assessment to evaluate economic retirement / replacement opportunities Natural Gas Reserve Acquisition Opportunities • Acquisitions at a price that benefits both customers and shareholders Cost Control Efforts • Continue to monitor costs, including labor, benefits and property tax valuations to mitigate increases 1. Pipeline & Hazardous Materials Safety Administration (PHMSA)

17 Financing Activities $100 million At-The-Market Equity Distribution Program Long-Term Debt Refinancing • Initiated in September 2017 • In October 2017, we priced $250 million • Proceeds to repay or refinance debt (including principal, 4.03% - 30 year Montana First short-term debt), fund capital expenditures Mortgage Bonds and other general corporate purposes • We closed the transaction in early • During the third & fourth quarters of 2017 November 2017. we sold 888,938 shares of common stock • Proceeds used to redeem existing at an average price of $60.68 per share, for $250 million – 6.34% Montana First a total of approximately $54 million of Mortgage Bonds due in 2019 proceeds. Big Sky Substation We anticipate issuing the remaining $46 million Expect annual interest expense savings of under the current distribution agreement by the over $5 million net of make-whole end of 2018. amortization

18 Regulatory & Legal Update Montana Property Tax Tracker Filing • On January 29th the MPSC issued an order in our 2017 property tax tracker filing by further reducing our recovery of Montana property taxes by a total of $3.5 million impacting both 2017 and 2018 (approximately $1.75 million each year). This change was a result of applying an alternate allocation methodology that lowers the property tax allocation to our electric retail customers (with a higher allocation to FERC customers for which we do not have a tracking mechanism). • On February 8th we filed a motion for reconsideration with the MPSC. • An April 5th hearing granted our motion to only apply the alternate methodology on a prospective basis. Power Cost and Credit Adjustment Mechanism (PCCAM) • In April 2017, the Montana legislature passed House Bill 193, amending the statute that provided for mandatory recovery of our prudently incurred electric supply costs. The revised statute gives the MPSC additional discretion. The MPSC initiated a process to develop a replacement mechanism. In July 2017 we filed a proposed electric PCCAM that was in line with commissioner testimony provided to the legislature in support of HB193. In December 2017 the MPSC issued a Notice of Additional Issues stating that the range of options proposed in the parties’ testimony was not sufficient and directed parties to consider alternatives incorporating risk-sharing features. • On February 7th we filed testimony and addressed the MPSC’s additional issues. Intervenor additional issues testimony was filed March 23rd with rebuttal testimony due by April 30th. • A hearing is scheduled to begin May 31, 2018. • The MPSC decision may apply to variable costs on a retroactive basis to July 1, 2017 (the effective date of HB193). FERC / Dave Gates Generation Station (DGGS) • We received an order from FERC in April 2014 regarding DGGS cost allocation between retail & wholesale customers. • FERC denied our request for rehearing in May 2016 and required us to make refunds in June 2016 totaling $30.8 million. • In March 2018 we received an opinion from a three judge panel (US Circuit Court of Appeals) denying our petition for review. Colstrip Unit 4 - Disallowance of Replacement Power Costs • In May 2016, the MPSC issued a final order disallowing recovery of certain costs related to a 2013 outage at Colstrip. • In September 2016 we appealed the order to the Montana District Court arguing the decision was arbitrary and capricious and violated Montana law. We expect a decision on this appeal within the next 9 months.

19 Estimated Impacts of the Tax Cuts & Jobs Act • Dockets have been initiated in each of our jurisdictions to address the impact from the change in tax law and to provide any benefits to customers effective January 1st. We have made filings in Montana, South Dakota and Nebraska and do not expect the required FERC filing to be significant. • Based on our proposed “Current Year” methodology calculation, as of March 31st we have deferred $7.3 million of revenue associated with the change in law into a regulatory liability account (estimated to be $15-20 million for the full year 2018). The revenue deferral is anticipated to be offset by a similar reduction to income tax expense and have minimal impact on net income. • We also provided a calculation based upon a “Restated Historic” calculation methodology. If commissions elect this methodology, The illustration above is based on consolidated company it would result in customer givebacks that exceed the tax benefits estimates. Actual impact will ultimately be subject to we expect to receive in 2018 and would result in approximately regulatory approval. The $15-$20 million range shown includes $8-12 million of additional pretax earnings and cash flow impact. $2-$4 million of annual amortization of excess deferred taxes subject to the average rate assumption method (ARAM). • Utilization of the deferred revenue (regulatory liability) will be determined in the pending dockets. Procedural schedules have not yet been established. • As a result of tax reform, we have updated our effective tax rate assumption included in 2018 guidance to 0% - 5% (prev. 8% - 12%). NOLs are now anticipated to be available into 2020 (prev. 2021). We also reduced our deferred tax liability by $321 million as of December 31, 2017. This reduction was offset in regulatory assets and liabilities. We currently believe our debt coverage ratios will be adequate to maintain existing credit ratings. However, further negative regulatory actions will likely lead to credit downgrades and could necessitate additional equity issuances.

20 Critical Capacity Shortfall • The resource initiatives and actions developed in our Montana 2015 Electricity Resource Procurement Plan (ERPP) identify the critical future needs of our portfolio, including solutions to resolve our current negative planning reserve margin. • On February 7, 2018 we terminated a competitive solicitation process for up to 150 MW of dispatchable generation as a result of a July 2017 decision by the MPSC regarding maximum 15 year contract length for all new generation. On December 22, 2017 we filed a petition for judicial review of this decision in Montana District Court, primarily based on the Commission’s violation of Montana Administrative Procedures Act (MAPA). • The 2018 ERPP, expected by December, will address issues raised by the MPSC and will identify the lowest-cost / least-risk approach for addressing our intermittent capacity and reserve margin needs in Montana. NorthWestern’s current planning reserve margin is negative 28% and projected to grow to negative 50% by 2035 without the addition of incremental owned or contracted portfolio resources.

21 Capital Spending Forecast 2018 Significant Updates Out: Approximately $123 million of previously included investment in capacity generation has been removed pending update of Integrated Resource Plans in both Montana and South Dakota (expected to be completed by year-end 2018). In: Approximately $126 million of incremental investment related to grid modernization and automated meter infrastructure for Montana. South Dakota and Nebraska AMI investment spend was previously included ($28M). The current estimated cumulative 5 year capital spending is $1.596 billion. We anticipate funding the expenditures with a combination of cash flows (aided by NOLs available into 2020), the remainder of our current equity distribution program and long-term debt issuances. Significant capital investments, that are not in the above projections, or further negative regulatory actions could necessitate additional equity issuances.

22 2018 Earnings Guidance $3.30-$3.45 $3.10 - $3.30 $2.60 - $2.75 NorthWestern’s 2018 earnings guidance range of $3.35 - $3.50 per diluted share is based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories; • Equitable regulatory treatment in the process of passing Tax Cuts and Jobs Act benefits on to customers; • Recovery of Montana energy supply costs as proposed in our pending Power Cost & Credit Adjustment Mechanism (PCCAM); • A consolidated income tax rate of approximately 0% to 5% of pre-tax income (previously 8% to12%); and • Issuance of the remaining $46 million of equity under our current distribution agreement resulting in diluted average shares outstanding ranging between approximately 50.0 million to 50.2 million. Continued investment in our system to serve our customers and communities is expected to provide a targeted long term 6-9% total return (previously 7-10%) to our investors through a combination of earnings growth and dividend yield. However, negative outcomes in upcoming regulatory proceedings may result in near-term returns below our 6-9% targeted range. Generation investment to reduce or eliminate our capacity shortfall could allow us to achieve the higher-end of our range See appendix for additional disclosures regarding “Non-GAAPover Financialthe long Measures term. ” See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP “Adjusted EPS”.

23 Conclusion Best Practices Corporate Governance Attractive Future Pure Electric Growth & Gas Utility Prospects Strong Solid Utility Earnings & Foundation Cash Flows

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Appendix 25 Summary Financial Results (First Quarter) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure.

Appendix 26 Gross Margin (First Quarter) (dollars in millions) Three Months Ended March 31, 2018 2017 Variance(1) Operating Revenues $ 341.5 $ 367.3 ($ 25.8) (7.0%) Cost of Sales 96.1 119.8 (23.7) (19.8%) Gross Margin $ 245.4 $ 247.5 ($ 2.1) (0.8%) Decrease in gross margin due to the following factors: $ 1.9 Montana natural gas and production rates Gross Margin, 1.5 Electric transmission defined as 1.1 Electric retail volumes revenues less cost of sales, is a 0.4 Natural gas retail volumes non-GAAP (0.8) Other Measure. $ 4.1 Change in Gross Margin Impacting Net Income See appendix for additional $ (7.3) Deferral of revenue due to change in income tax law disclosure. 0.6 Property taxes recovered in trackers 0.5 Production tax credits flowed-through trackers $ (6.2) Change in Gross Margin Offset Within Net Income $ (2.1) Decrease in Consolidated Gross Margin (1) During the first quarter of 2018, we revised our presentation of revenues associated with being a market participant in the Southwest Power Pool to net them with the associated cost of sales. These revenues were previously recorded gross in electric revenues in the Condensed Consolidated Statement of Income. This results in a decrease in electric revenue and a corresponding decrease in cost of sales. There was no impact to operating or net income. We assessed the materiality of this change in presentation, taking into account quantitative and qualitative factors, and determined it to be immaterial. We applied the change in presentation prospectively only.

Appendix 27 Weather (First Quarter) Mean Temperature from Normal We estimate favorable weather in Q1 2018 contributed approximately $4.8M pretax benefit as compared to normal and $1.6M pretax benefit as compared to Q1 2017.

Appendix 28 Operating Expenses (First Quarter) (dollars in millions) Three Months Ended March 31, 2018 2017 Variance Operating, general & admin. $ 74.3 $ 78.3 $ (4.0) (5.1%) Property and other taxes 42.8 39.9 2.9 7.3% Depreciation and depletion 43.8 41.5 2.3 5.5% Operating Expenses $ 160.9 $ 159.7 $ 1.2 0.8% Increase in operating expenses due mainly to the following factors: $4.0 million decrease in OG&A $ (2.3) Non-employee directors deferred compensation $ (1.5) Maintenance costs $ (1.3) Labor $ (0.9) Distribution System Infrastructure Project expenses $ 2.9 Employee benefits $ (0.9) Other $2.9 million increase in property and other taxes due primarily to plant additions and higher estimated property valuations in Montana. $2.3 million increase in depreciation and depletion expense primarily due to plant additions.

Appendix 29 Operating to Net Income (First Quarter) (dollars in millions) Three Months Ended March 31, 2018 2017 Variance Operating Income $ 84.5 $ 87.8 $ (3.3) (3.8%) Interest Expense (23.0) (23.4) 0.4 1.7% Other Expense (1.1) (1.1) 0.0 0.0% Income Before Taxes 60.4 63.2 (2.8) (4.4%) Income Tax Expense (1.9) (6.6) 4.7 71.2% Net Income $ 58.5 $ 56.6 $ 1.9 3.4% $0.4 million decrease in interest expenses was primarily due to debt refinancing of debt in 2017, partly offset by rising interest rates. No change in other expense. A decrease in other pension expense, offset by a increase in expense associated with the change in the value of deferred shares held in trust for non-employee directors deferred compensation, both of which are offset in operating, general, and administrative expenses with no impact to net income. $4.7 million decrease in income tax expense due primarily to a lower statutory federal tax rate of 21.0% compared to 35.0% in 2017 and lower pretax income, partially offset by lower flow-through repairs deductions.

Appendix 30 Pre-Tax Earnings Bridge (First Quarter ‘18 vs ’17) Pre-Tax income decreased by $2.8 million in the 1st quarter 2018 vs the same period in 2017. This was primarily due to the decrease in gross margin resulting from the $7.3 million TCJA deferral (which is largely offset by reduced income tax expense but not shown in the pretax bridge above).

Appendix 31 Income Tax Reconciliation

Appendix 32 Balance Sheet NorthWestern’s Ratio of debt to total capitalization decreased from 53.7% at 12/31/17 to 52.0% at 3/31/18.

Appendix 33 Cash Flow Cash from operating activities improved by $15.8 million primarily due to the receipt of insurance proceeds and improved collections of supply costs in 2018. During 2017, we received net proceeds of approximately $54 million from the sale our common stock. There were no issuances during the first quarter of 2018. We expect to issue the remaining $46 million under the $100 million equity distribution agreement during 2018.

Appendix 34 Adjusted Non-GAAP Earnings (First Quarter) (1) During the first quarter of 2018, we revised our presentation of revenues associated with being a market participant in the Southwest Power Pool to net them with the associated cost of sales. These revenues were previously recorded gross in electric revenues in the Condensed Consolidated Statement of Income. This results in a decrease in electric revenue and a corresponding decrease in cost of sales. There was no impact to operating or net income. We assessed the materiality of this change in presentation, taking into account quantitative and qualitative factors, and determined it to be immaterial. We applied the change in presentation prospectively only. (2) We adopted ASU 2017-07 on January 1, 2018. As a result, we recorded the non-service cost component of net periodic benefit cost within other expense, net. We adopted this standard retrospectively and $2.6 million was reclassified from operating, general and administrative expenses to other expense, net for the three months ended March 31, 2017, to conform to current period presentation. The adjusted non-GAAP measures presented in the table above are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

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Preliminary 2017 to 2018 Bridge

	Low	Midpoint	High
2017 Non-GAAP Adjusted Diluted EPS		**$3.30**	
	$3.30		$3.30
2018 Earnings Drivers (after-tax and per share)			
Gross margin improvements	0.12	-	0.18
OG&A expense decreases	0.09	-	0.11
Property & other taxes	(0.11)	-	(0.08)
Depreciation & depletion	(0.17)	-	(0.16)
Interest expense	0.03	-	0.05
Other income	0.02	-	0.03
Incremental tax benefit*	0.16	-	0.18
Subtotal of anticipated improvements	**0.14**	-	**0.31**
2018 EPS guidance range prior to ATM equity dilution	**$3.44**	$3.53	**$3.61**
Dilution from At-The-Market Equity Program	(0.09)	-	(0.11)
2018 EPS guidance range after ATM equity dilution	**$3.35**	$3.43	**$3.50**
2018 Targeted dividend payout ratio	64.2%		64.2%
2018 targeted dividend range	**$2.15**		**$2.25**
2018 targeted dividend		**$2.20**	

NorthWestern's 2018 earnings guidance range of $3.35 - $3.50 per diluted share is based upon, but not limited to, the following major assumptions and expectations:

- Normal weather in our electric and natural gas service territories;
- Equitable regulatory treatment in the process of passing Tax Cuts and Jobs Act benefits on to customers;
- Recovery of Montana energy supply costs as proposed in our pending Power Cost & Credit Adjustment Mechanism (PCCAM);
- A consolidated income tax rate of approximately 0% to 5% of pre-tax income (previously 8% to12%); and
- Issuance of the remaining $46 million of equity under our current distribution agreement resulting in diluted average shares outstanding ranging between approximately 50.0 million to 50.2 million.

* 2018 earnings drivers above are calculated using an updated 25.3% federal and state composite statutory rate (38.5% prior to the Tax Cuts and Jobs Act). The "Incremental tax benefit" line reflects the remaining benefit of the lower tax rate not otherwise captured in the individual earnings drivers listed. Since this tax benefit will ultimately accrue to the benefit of customers for the full year of 2018, gross margin includes an offsetting impact reflecting the anticipated deferral of revenues collected during the year that will be subject to commission approved spending plans or refund.

2017 Non-GAAP → 2018 Midpoint

Prior to ATM Equity Dilution: $3.30 → $3.53 = 7.0% Increase

After anticipated ATM Equity Dilution: $3.30 → $3.43 = 3.9% Increase

Dividend Growth

$2.10 ⟶ $2.20 = 4.8% increase

NorthWestern Energy

Delivering a Bright Future

Appendix 36 Montana Natural Gas Rate Filing $430.2M Montana PSC Docket D2016.9.68 9.55% 4.47% 6.96% $5.1M Derivation of Rate Increase ($Millions) Revenue Request in Initial Application ..... $10.9 Property Tax (adjustment to actual) ….….. ($2.0) Income Tax correction and other misc. ..... 0.5 Rebuttal Revenue Request …………….. $9.4 1st Stipulation with MCC ROE Reduction (10.35% to 9.55%) ...... (2.6) Deprec. Reserve and other misc. …...... (0.2) 1st Stipulation Revenue Request …...... $6.6 2nd Stipulation with MCC / LCG A&G Concession ………………………. (0.8) 2nd Stipulation Revenue Request …...… $5.7 July 20, 2017 MPSC Work Session Remove A&G Concession ……………… 0.8 Accumulated depletion adjustment ……. (1.4) MPSC Settlement ………………..……..… $5.1* * Parties did not object to MPSC’s work session final order.

Appendix 37 NorthWestern Energy Profile

Appendix 38 2017 System Statistics (1) (2) Note: Statistics above are as of 12/31/2017 except for Electric Transmission for Others (1) Nebraska is a natural gas only jurisdiction (2) Dave Gates Generating Station (DGGS) in Montana is a 150 MW nameplate facility but consider it a 105 MW (60 MW FERC & 45MW MPSC jurisdictions) peaker

Appendix 39 Our Commissioners

Appendix 40 Non-GAAP Financial Measures (1 of 3) These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures.

Appendix 41 Non-GAAP Financial Measures (2 of 3) Disclaimer on Net Operating Net Operating Losses (NOL’s): The expected tax rate and the expected availability of NOLs are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult the “Risk Factors” section of our most recent 10-K filed with the SEC.

Appendix 42 Non-GAAP Financial Measures (3 of 3) The data presented in this presentation includes financial information prepared in accordance with GAAP, as well as other Non-GAAP financial measures such as Gross Margin (Revenues less Cost of Sales), Free Cash Flows (Cash flows from operations less maintenance capex and dividends) and Net Debt (Total debt less capital leases), that are considered “Non-GAAP financial measures.” Generally, a Non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of Gross Margin, Free Cash Flows and Net Debt is intended to supplement investors’ understanding of our operating performance. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Net Debt is used by our company to determine whether we are properly levered to our Total Capitalization (Net Debt plus Equity). Our Gross Margin, Free Cash Flows and Net Debt measures may not be comparable to other companies’ similarly labeled measures. Furthermore, these measures are not intended to replace measures as determined in accordance with GAAP as an indicator of operating performance.

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